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                                                                   EXHIBIT 10.20


                          FULL RECOURSE PROMISSORY NOTE

                            Redwood City, California

$200,000.00                                                   November 11, 1999


        1. OBLIGATION. In return for an advance of funds by NIKU Corporation ("Lender") to the undersigned borrower ("Borrower"), in the amount of Two Hundred Thousand ($200,000) (the "Principal"), the Borrower hereby promises to pay to the order of the Lender on November 11, 2002, or at such earlier dates as provided in Section 3 and 5 below, at the Lender's principal place of business at 305 Main Street, Redwood City, California, or at such other place as the Lender may direct, the Principal, together with interest compounded annually on the unpaid Principal at the rate of 6.08%, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended; provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law.

        2. PAYMENT. Both the Principal and interest due hereunder shall be paid in lawful money of the United States in immediately available funds or the equivalent at the Lender's principal place of business.

        3. DEFAULT; ACCELERATION OF OBLIGATION. Borrower will be deemed to be in default under this Note and the principal sum of this Note, together with all interest accrued thereon, will immediately become due and payable in full: (a) upon Borrower's failure to make any payment when due under this Note; (b) upon the filing by or against Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; or (c) upon the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property. In addition, Borrower will be deemed to be in default under this Note and the principal and interest will become due and payable in full (i) ninety (90) days following the date Borrower voluntarily terminates his employment or consulting relationship with the Lender or (ii) six (6) months following the date Borrower's employment or consulting relationship with the Lender is terminated (other than voluntarily) for any reason (including death or disability), with or without cause.

        4. REMEDIES ON DEFAULT. Upon any default of Borrower under this Note, the Lender will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to it.

        5. PREPAYMENT. Prepayment of principal and/or interest due under this Note may be made at any time without penalty. Unless otherwise agreed in writing by the

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Lender, all payments will be made in lawful tender of the United States and will be applied first to the payment of accrued interest, and the remaining balance of such payment, if any, will then be applied to the payment of principal.

        6. GOVERNING LAW; WAIVER. The validity, construction and performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

        7. ATTORNEYS' FEES. If suit is brought for collection of this Note, Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

        IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

                                                   /s/ Joshua Pickus
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                                                   Borrower:  Joshua Pickus


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